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                                                                    EXHIBIT 99.1


                     MICROISLET ANNOUNCES NEW BOARD MEMBERS

SAN DIEGO -- July 20, 2004-- MicroIslet, Inc. (Amex: MII) is pleased to announce the addition of Mr. Myron A. (Mike) Wick III and Ms. Cynthia Ekberg Tsai to the MicroIslet Board of Directors.

Mr. Wick is cofounder of McGettigan, Wick & Co., Inc., an investment banking firm that provides advice to small public and private companies. Mr. Wick was also a cofounder of StoryFirst Communications, Inc., and served as its Chairman from 1993 through 2003. StoryFirst is the largest privately-owned television and radio broadcast company in Russia. In May 1991, Mr. Wick cofounded Proactive Partners, L.P., a merchant banking fund investing in, and providing financial services to "micro cap" public companies. Prior to his investment banking activities, Mr. Wick was Chief Operating Officer of California Biotechnology, a publicly traded biotechnology company. Mr. Wick also serves on the Boards of Directors of several private corporations and not-for-profit organizations. Mr. Wick has an M.B.A. from Harvard University and B.A. from Yale University.

Cynthia Ekberg Tsai is Chairman and CEO of HealthExpo, the largest consumer health entertainment event in the U.S. She also serves as general partner of MassTech Ventures, a venture fund focusing on technology development at Massachusetts Institute of Technology. She is a member of the Advisory Committee of the National Institute of Health, the Board of Directors of the American Association for World Health (the American segment of the World Health Organization), and the New York Board of Directors for the Weizmann Institute of Science. Ms. Tsai is also a Fellow of the Foreign Policy Association, a member of the Economic Club of New York, and a member of the Board of the Institute for Global Finance at Pace University. In 2001, Ms. Tsai joined the Board of The White House Project. She began her career in the financial services business with Merrill Lynch and Kidder Peabody in San Diego. In May 2004, she was chosen to be recognized as one of the Leading Women Entrepreneurs of the World by the STAR Group and she has been recognized by the Harvard Business School Alumni Chapter in New York with an award for entrepreneurship. Ms. Tsai has a B.A. in Psychology from the University of Missouri.

"I am extremely pleased to welcome Mike and Cynthia to our Company's Board. I know they will bring both business and shareholder perspectives to the Board and management and help shape the future of MicroIslet as a global leader in the fight against insulin-dependent diabetes. Their strong business, financial, public relations and life science backgrounds will significantly enhance the knowledge base of our Board," commented Haro Hartounian, Ph.D., President & COO of MicroIslet. "With their many years of experience in our industry, our new Board members have a deep and thorough understanding of the fundamentals of our business."


ABOUT MICROISLET
MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's patented islet transplantation technology includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-PTM, a microencapsulated porcine islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. Additional information about MicroIslet can be found at www.microislet.com.


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EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN
THIS PRESS RELEASE, INCLUDING THE EXPECTATION OF DEVELOPMENT OF NEW THERAPEUTIC PRODUCTS, AND THE IMPACT OF MICROISLET'S PRODUCTS ON DIABETES PATIENTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL CAPITAL TO PROCEED THROUGH HUMAN CLINICAL TRIALS AND BRING ANY PRODUCT TO MARKET, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT
ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, AND OTHER RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD- LOOKING STATEMENTS.


For further information, please contact: Haro Hartounian, Ph.D., President and Chief Operating Officer of MicroIslet Inc., +1 858-657-0287, info@microislet.com.





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